STOCK OPTION AGREEMENT

         THIS AGREEMENT is made and entered into as of this 30th day of July, 1996, by and between BAYWOOD INTERNATIONAL, INC., a Nevada corporation (the "Corporation") and Harvey Turner ("Mr. Turner").

         A. The Corporation has entered into an EMPLOYMENT AGREEMENT with Mr. Turner which includes certain stock options as set forth in this Stock Option Agreement; and

         B. The grant of options in this Stock Option Agreement are subject to shareholder approval at the Corporation's 1996 Annual Meeting. Failing shareholder approval of the options at the Annual Meeting, the present Stock Option Agreement will be voided, and thereupon the Corporation and Mr. Turner will negotiate alternative compensation of equivalent value to him.

         The Corporation and Mr. Turner agree as follows:

         1. Option Grant. Pursuant to a resolution of the Board of Directors on July 30, 1996 an Employment Agreement was entered between Mr. Turner and the Corporation and Mr. Turner was granted options to purchase Two Hundred Thousand (200,000) shares of the Corporation's Common Stock, $0.001 par value (the "Stock") as follows: One Hundred Thousand (100,000) shares of the Corporation's Common Stock at a price of Fifty Two Cents ($0.52) per share exercisable immediately and until April 18, 2006 (the "First Option") and One Hundred Thousand (100,000) shares of the Corporation's Common Stock at a price of Fifty Two Cents ($0.52) per share exercisable on April 19, 1997 and until April 18, 2007 (the "Second Option") (collectively, the "Options").

         2. Agreement Defined. The Options granted are separate from the options described in the 1996 Incentive Stock Option Plan, but are nonetheless subject to the same terms and conditions of the Corporation's 1996 Incentive Stock
Option Plan (the "Plan") and such additional terms and conditions as are set forth in this Stock Option Agreement (collectively the "Agreement"). The terms of the Plan are incorporated by reference in this Agreement and govern the granting, holding and exercise of the options as though herein set forth in full, except that where the terms set forth herein differ from the terms in the Plan, the terms set forth herein shall control. A copy of the Plan is attached as Exhibit A.

         3. Procedure to Exercise. The Options may be exercised only in accordance with Paragraphs 4-11 below, by delivery to the Corporation (in care of its Secretary) at the principal offices of the Corporation, presently located at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260 written irrevocable notice of exercise in the form attached to this Agreement as Exhibit B, specifying the number of shares with respect to which the Options are being exercised, together with payment of the exercise price for those shares in cash or by check. Any other form of exercise or tender may be refused by the Corporation, acting through the Board or otherwise, in its discretion.

         4. Vesting. The First Option shall vest and become exercisable immediately upon shareholder approval at the 1996 Annual Meeting following the execution of this Agreement. The Second Option shall vest and become exercisable on April 19, 1997, subject to Mr. Turner's continued employment until such date.

         5. Transfer. The Options are not transferable other than by will or the laws of descent and distribution and are exercisable, during Mr. Turner's lifetime, only by Mr. Turner. Mr. Turner may not assign or otherwise transfer or encumber his Options or any interest in his Options to any person in any way.

         6. Termination. Notwithstanding any other provision of this Agreement (other than Paragraph 11 below), the Options, to the extent not previously exercised, shall automatically terminate and be of no further force or effect as to all remaining shares of Stock as of five o'clock p.m., M.S.T., on April 18, 2006, with respect to the First Option and on April 18, 2007, with respect to the Second Option.

         7. Exercise Upon Termination of Employment. In the event Mr. Turner leaves the employment of the Corporation for any reason whatsoever, including termination by Mr. Turner's voluntary resignation or at the direction of the Corporation, with or without cause, or upon death or Permanent Disability, then, at Mr. Turner's option, or the option of his personal representative, Mr. Turner or his personal representative may exercise the Options to the extent not previously exercised or expired, such exercise to occur no later than sixty (60) days following Mr. Turner's last day of employment with the Corporation or the date of Mr. Turner's death or Permanent Disability, as applicable, and the Corporation (or its nominee) shall have the right (but not the obligation) to purchase any shares of Stock acquired pursuant to exercise of options under the Plan held by Mr Turner and shares acquired pursuant to exercise of the Options (along with shares acquired pursuant to this sentence) at a price equal to the Appraised Value per share of such Stock, determined in accordance with Paragraph
9. The Corporation (or its nominee) shall exercise this right to repurchase the shares of Stock, if at all, within six (6) months following the date of the termination of Mr. Turner's employment with the Corporation by delivering written notice of exercise to Mr. Turner or his personal representative. Payment on such exercise by the Corporation shall be made in not more than five equal annual installments of principal and accrued interest (at an annual interest rate, adjusted on a daily basis, equal to the prime rate of interest publicly announced as such from time to time by Bank One in Phoenix, Arizona due commencing on the Corporation's (or its nominee's) purchase and on the next four
(4) anniversaries of such purchase. The date for consummating such purchase shall be the sixtieth (60th) day following delivery of the Corporation's notice of exercise, provided that such date may be extended by Mr. Turner or his personal representative by written notice to a date not later than the earlier of ten (10) days after all holding periods under Section 422A of the Internal Revenue Code expire or consummation of a transaction (e.g., merger, consolidation, stock sale) pursuant to which the holder of Mr. Turner's shares would be entitled to receive consideration of any kind.

         8. Transfer and Right of First Refusal. In the event any shares of Stock acquired pursuant to exercise of Options hereunder or any interest therein, are to be transferred, voluntarily or involuntarily (including, without limitation, any sale, encumbrance, foreclosure or transfer in lieu thereof, or by operation of law, any division of marital property on account of divorce or legal separation being deemed a "transfer" for purposes hereof, but excluding transfers to which Paragraph 7 hereof applies), the Corporation (or its nominee) shall have a right of first refusal as follows: Mr. Turner (or the holder of such shares if not Mr. Turner) shall give the Corporation advance written notice detailing all the terms of the proposed transfer. The Corporation (or its nominees) shall have the right (but not the obligation), exercisable upon delivery to the transferring shareholder of written notice of acceptance within thirty (30) days following receipt of the notice of proposed transfer described in the preceding sentence, to repurchase all or any of such shares on the terms and conditions set forth in such notice; provided that the per share purchase price shall be the lesser of (i) the price, plus the Appraised Value of any non-cash consideration (determined in accordance with the procedures specified in Paragraph 9 below) (or, if applicable, 110% of the loan amount), stated in the notice or (ii) the Appraised Value of the shares, determined in accordance with Paragraph 9 (and shall be the Appraised Value, determined in accordance with Paragraph 9, in the event of a transfer not involving any consideration); and provided further than the purchase price shall be payable, at the election of the Corporation (or its nominees), either on the terms set forth in the transferor's notice or in up to five equal annual installments of principal and accrued interest (at an annual interest rate, adjusted on a daily basis, equal to the prime rate of interest publicly announced as such from time to time by Bank One in Phoenix, Arizona) due commencing on the Corporation's (or its nominee's) purchase and on the next four (4) anniversaries of such purchase. The date for consummating such purchase shall be the sixtieth (60th) day following delivery of the Corporation's (or its nominees') notice of exercise, provided that such date may be extended by the transferring shareholder by written notice to a date not later than the earlier of ten (10) days after all holding periods under Section 422A of the Code expire. Failure by the Corporation (or its nominees) (without default by the transferring shareholder) to close such purchase within the above 60-day period shall give the transferring shareholder the right to transfer such shares or interest therein on the terms and to the person described in the notice during the 60 days following expiration of the original 60-day period; provided that the shares or interest therein to be transferred shall for all purposes remain subject to this Agreement. If the transferring shareholder fails to close the proposed transfer on those terms within such second 60-day period, the proposed transfer shall again be subject to the terms of this Paragraph 8. Notwithstanding the foregoing, such shares may be transferred or retransferred without invoking this right of first refusal between Mr. Turner and trusts of which Mr. Turner and/or Mr. Turner's spouse are the sole beneficiaries by giving prior written notice certifying such a transfer is to be made; provided that following any such transfer, such shares shall remain subject to this right of first refusal and all the other provisions of this Agreement. For so long as the Corporation's right to repurchase the Stock as set forth in this Paragraph 8 remains effective, neither Mr. Turner, nor Mr. Turner's personal representative(s), devisee(s), heir(s), successor(s), or assignee(s) shall sell, assign or otherwise transfer any shares of Stock or interest therein without obtaining the written agreement of the purchaser, assignee or transferee that the shares remain subject to this
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
repurchase right, and Mr. Turner agrees that certificates evidencing the Stock may be legended to reflect the foregoing restrictions.

         9. Appraised Value. "Appraised Value" of a share shall mean the market value of the share. If no market value exists, "Appraised Value" shall mean that value determined pursuant to the remainder of this Paragraph 9. The Appraised Value may be mutually agreed upon by the selling and acquiring parties of the shares of Stock. If the parties cannot mutually agree on the Appraised Value of a share of Stock within ten (10) days after delivery of a written notice of exercise of a purchase right or obligation hereunder, then the Appraised Value of a share of Stock shall be equal to the fair market value of such share as determined as of the date of termination of Mr. Turner's employment with the Corporation and in the following manner: the fair market value shall be determined by a Board of Arbitration comprised of three (3) members, one of whom shall be selected by the selling party and another of whom shall be selected by the acquiring party. The third arbiter shall be appointed by the two arbiters so selected. If either side fails to select an arbiter within fifteen (15) days after written request to do so, then the other party's arbiter shall unilaterally establish the Appraised Value in a written opinion. The decision of the majority of said arbiters, or of the single arbiter if applicable, shall be binding upon the parties hereto. If no two arbiters agree upon a single fair market value, it shall be the arithmetic average of the values determined by the two arbiters whose estimates are closest in value, which average value shall be binding upon the parties hereto. The arbiters shall render a written decision and shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted in the State of Arizona and to the then existing rules of the American Arbitration Association governing commercial transactions to the extent such rules are not inconsistent with such Act and this Agreement. Costs of arbitration shall be borne as determined by the arbiters. In determining the Appraised Value, no value shall be placed on the good will or name of the Corporation (except that good will may be valued at an amount not exceeding its unamortized cost to the extent it represents a cost to the Corporation, and all shares shall be valued equally, i.e., without regard to majority or minority status of such shares.

         10. Permanent Disability.  "Permanent Disability" means that Mr. Turner
(1) is under a legal decree of incapacity or disability pursuant to title 14 of Arizona Revised Statutes or other applicable statutes the date of such decree being deemed to be the date on which such disability occurred for purposes of this agreement), or (2) submits any claim for disability insurance benefits or for early distribution of the amounts from a qualified pension or profit-sharing plan maintained by the Corporation on account of disability (the date of the earliest of such claims shall be the date on which such disability shall be deemed to have occurred), or (3) are determined to be disabled pursuant to a Determination of Disability. A determination of Disability means a determination that Mr. Turner, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of Mr. Turner's regular duties and that such disability is determined or reasonably expected to last at least twelve (12) months, based on then-available medical information. The Determination of Disability will be based on the written opinion of the physician regularly attending Mr. Turner. If the Corporation disagrees with the opinion of such physician (the First Physician"), it may engage at its own expense another physician (the "Second Physician") to examine Mr. Turner. The Second Physician shall confer with the First Physician and, if they together agree in writing that Mr. Turner is or is not disabled, their written opinion shall be conclusive as to such disability. If the First and Second Physicians do not agree, they shall choose a third consulting physician (the expense of which shall be borne by the Corporation), and the written opinion of a majority of these three (3) physicians shall be conclusive as to such disability. The date of any written opinion which is conclusive to such disability is the date on which such disability, if that is the conclusion, will be deemed to have occurred unless the opinion expressly establishes the date of occurrence. In conjunction with this Section, Mr. Turner consent to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician selected hereunder must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

         11. Waiver or Extension of Expiration Dates. In its sole discretion, the Board may waive or accelerate vesting of Options, or waive or extend expiration dates, other than the final expiration date.

         12. Reservation of Underlying Stock. The Corporation will reserve or keep available at all times sufficient shares of its common stock to permit the exercise of Mr. Turner's Options and all other options granted or to be granted under the Plan.

         13. Contemplated Registration on Form S-8. The Corporation contemplates, upon approval of the Options by shareholders at the 1996 Annual Meeting, that it will thereafter amend its registration statement on Form S-8 to reflect the then-current status of all authorized options under all Corporation plans and grants, including the Options set forth herein. If the Corporation is successful in registering such Options, then paragraph 14 shall not apply, except to such extent that shares acquired by an affiliate continue to be subject to restrictions on resale under Rule 144 pursuant to the Securities Exchange Act of 1933.

         14. Effect if No Registration. If, however, the Corporation is not successful in registering the Options under such registration statement on Form S-8, then the common stock in the Corporation to be issued to Mr. Turner upon exercise of the Options will not be registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws, in reliance on exemptions from registration thereunder. If in the opinion of counsel satisfactory to the Corporation no exemption from registration is then available, or if such issuance is otherwise in violation of applicable law at the time purchase rights are exercised under this option, then the Corporation's obligation to issue shares of its common stock upon exercise of the Options shall terminate. If such an exemption is available in the opinion of such counsel, and such issuance is not otherwise in violation of applicable law, Mr. Turner (or his personal representative(s), devisee(s), or heir(s)) will deliver to the Corporation as a condition precedent to giving notice of each exercise, an investment letter agreement in form and substance satisfactory to the Corporation to enable the Corporation to comply with the Act or other applicable securities laws and which may, among other things, limit or condition the right to dispose of shares of Stock acquired by exercise of the Options will be permitted only if in the opinion of counsel satisfactory to the Corporation such disposition is not in violation of the Act, any applicable state securities laws or any other applicable law, regulation or rule, and Mr. Turner (or Mr. Turner's personal representative(s), devisee(s), or heirs(s)) deliver to the Corporation a letter agreement in form and substance satisfactory to the Corporation whereby Mr. Turner's successor(s) or assign(s) agrees to be bound by the terms and conditions of paragraphs 3-11 above and this Paragraph 14. Mr. Turner (and Mr. Turner's personal representative(s), devisee(s), or heirs(s)) agree to pay all costs of obtaining any legal opinions and all costs in connection with proposed exercise of the Options or dispositions of shares acquired pursuant to the Options.

         15. Taxes; Notice of Disposition. Mr. Turner agrees to pay to the Corporation or to make arrangements satisfactory to the Committee to pay to the Corporation, at such time as any income is recognized by Mr. Turner with respect to the Options, any Federal, state, or local taxes of any kind required by law to be withheld on such income by the Corporation. In the event of disposition or other transfer by Mr. Turner of common stock issued to Mr. Turner upon exercise of Mr. Turner's Options, Mr. Turner agree to provide to the Corporation promptly written notice describing in reasonable detail the disposition or transfer, including without limitation the sale price, if any, and date of transfer or disposition.

         16. Plan Amendments. The Board may effect certain amendments to the Plan (within the limitations prescribed by the Plan) which may affect the terms of the Options and the Board has the ultimate and conclusive authority to interpret and administer the Plan and the Options.

         17. Governing Law. The Agreement and the Options granted to Mr. Turner hereunder are governed by, and shall be interpreted according to, the laws of the State of Arizona.

         18. Further Measures. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purposes of this Agreement.

         19. Possible Tax Treatment. Section 422A of the Internal Revenue Code of 1986, as amended, provides for advantageous tax treatment upon the disposition of shares acquired pursuant to incentive stock options and such treatment may apply to the Options Mr. Turner has been granted. However, in order to qualify presently for such advantageous treatment Mr. Turner must make no disposition of Corporation shares acquired by Mr. Turner pursuant to the Options within two (2) years from the date of grant of the Options nor within one (1) year after the shares of the Stock are transferred to Mr. Turner. Although the foregoing holding period requirements do not represent a term or condition of the Options, Mr. Turner may find that it is in Mr. Turner's best interests to comply with them. Because the tax effect may vary depending on Mr. Turner's personal circumstances, and the tax law may change from time to time, it is strongly recommended that Mr. Turner consult with tax counsel or a tax advisor in order to realize any available tax benefits associated with this Options. This paragraph 18 is for Mr. Turner's information purposes only and does not constitute a warranty by the Corporation as to any tax treatment applicable to the Options.

         20. Not an Employment Agreement. This letter only grants the Options described above and is not an employment agreement or a promise or assurance of continued employment for any period of time including any period of time necessary to permit full exercise of the Options under Paragraph 1 above.


         The parties have executed this Agreement the day and year first above-written.


The "Corporation"                                 "Mr. Turner"
BAYWOOD INTERNATIONAL, INC.
a Nevada Corporation

By: /s/ Georgia Aadland                           /s/ Harvey Turner
   -------------------------------                -----------------------------

Its Secretary
    ------------------------------

                                   EXHIBIT "A"

                           Baywood International, Inc.

                        1996 INCENTIVE STOCK OPTION PLAN



         1. Purpose. The purpose of the Plan is to advance the interests of Baywood International, Inc. (the "Company") by encouraging and enabling the acquisition of a financial interest in the Company by key employees through options granted under the Plan. Management believes that this Plan will aid the Company in attracting and retaining key employees upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations and in competing effectively with other enterprises for the services of new employees as may be needed for the continued success of the Company. It is believed that the acquisition of such option grants will stimulate the efforts of such key employees on behalf of the Company and strengthen their desires to remain in the employ of the Company.

         2. The Stock. The shares of stock (the "Stock") available for the grant of options under the original Plan shall consist of 500,000 shares of Common Stock of the Company or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof. Such numbers of shares may be set aside out of the authorized but unissued shares of Common Stock of the Company not reserved for any other purposes or out of shares of Common Stock held in or acquired for the treasury of the Company. All or any shares of Stock subjected under this Plan to an option which, for any reason, terminates, expires, or is cancelled unexercised as to such shares, may again be subjected to an option under this Plan.

         3. Administration. The Plan shall be administered on behalf of the Board of Directors of the Company (the "Board") serving as the Compensation Committee of the Board (the "Committee"). The Committee shall initially consist of all the members of the Board of Directors, and such make-up shall continue until the Board names additional or different members to the Committee.

         The Committee shall determine, within the limits of the express provisions of the Plan, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the duration of each option, the option price under each option, and the time or times within which (during the term of the option) all or portions of each option may be exercised. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals or classes of individuals, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. Each employee to whom an option is granted shall enter into a written agreement ("Option Agreement") with the Company setting forth the terms and conditions of the option granted to him, which agreement shall contain such terms and conditions consistent with the Plan as the Committee shall approve.

         Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, determine the terms and provisions of the respective Option Agreements (which need not be identical), and make all other determinations necessary or advisable for the administration of the Plan.

         The  determination  of the Committee on the matters referred to in this
Section 3 shall be conclusive.

         4. Eligibility. Options may be granted only to key employees of the Company and/or a subsidiary thereof. The term "subsidiary" shall mean any corporation which the Company controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

         5. Grant, Terms and Conditions of Options. Options may be granted at any time and from time to time prior to the termination of the Plan. The day on which the Committee approves the granting of an option shall for all purposes of this Plan be considered the date on which such option is granted. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

                  (a) Price. The purchase price of the shares of Stock shall be determined by the Committee. In no event shall the initial exercise price of an option be less than the fair market value of such Stock on the date of grant. The term "fair market value" shall mean as applied to the Stock on any day as shall be determined in good faith by the Committee without regard to any restriction other than a restriction which, by its terms, never lapses. The purchase price shall be paid in full on the date of exercise, in cash, by check or in such other consideration (including stock of the Company) as expressly permitted by the terms of the particular option.

                  (b) Withholding of Taxes. The Company's obligation to deliver shares of Stock pursuant to this Plan shall be subject to applicable federal, state and local tax withholding requirements.

                  (c) Duration of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular option is granted.

                  (d) Cancellation of Options. In the event the market value of Stock subject to option under the Plan shall be less than the option price for such Stock, the Committee may, in its discretion and with the consent of the optionee, cancel such options and grant new options consistent with the terms of the Plan.

                  (e) Limitation on Grant of Options. The aggregate fair market value (determined as of the time the option is granted) of the Stock as to which options are exercisable for the first time by an eligible employee during any calendar year (under the Plan and under any other stock option plan of the Company or any subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

                  (f) Transferability of Options. No option granted to an employee under the Plan shall be transferable by such employee, other than by will or the laws of descent and distribution, and all such options shall be exercisable, during such employee's lifetime, only by such employee.

         6. Adjustment in Number of Shares and in Option Price. In the event there is any change in the shares of the Company's Common Stock through the declaration of stock dividends or a stock split-up, or through recapitalization, resulting in share split-ups, or combinations or exchange of shares, or otherwise, the number of shares of the Stock available for option, as well as the shares subject to any option and the option price thereof, shall be appropriately adjusted by the Committee.

         7. Amendment. The Board may alter or amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry the Plan into effect without further action on the part of the stockholders of the Company; but the Board may not without the approval of the Company's stockholders make any alteration or amendment thereof which (a) makes any change in the class of eligible employees as defined in Section 4 hereof; (b) increases the total number of shares of Stock for which options may be granted under the Plan; (c) extends the terms of the Plan or the maximum option period provided under the Plan; or (d) decreases the minimum option price provided in Section 5 hereof.

         The Committee may, with the consent of the grantee, amend an option or otherwise modify an option in any manner, provided that the terms of the amended option are consistent with the principles of this Plan.

         It is  intended  that this Plan will comply  with the  requirements  of
Section 16(b) under the 1934 Act and Rule 16b-3 thereunder, as applicable during the term of the Plan. Should such requirements change, as interpreted by the Committee and its counsel, the Board may amend this Plan or the Committee may amend any rules or practices adopted hereunder accordingly, without the necessity for stockholder approval, consistent with applicable law.

         8. Effective Date and Termination of Plan. All provisions of this Plan are effective as of July 30, 1996. This Plan shall terminate on the earliest of
(a) the date when all shares of the Stock shall have been acquired through exercise of options granted under the Plan; (b) ten (10) years after the date of adoption of the Plan by the Board on July 30, 1996; or (c) such earlier date as the Board may determine. Any option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

         9. Use of Proceeds. The proceeds from the sale of Stock pursuant to the Plan will be used for general corporate purposes.

         10. Governing Law. The Plan shall be governed by and interpreted according to the laws of the State of Arizona.

Date of Adoption by Board of Directors:  July 30, 1996.

                                   EXHIBIT "B"


                          NOTICE OF EXERCISE OF OPTION
                              TO PURCHASE SHARES OF
                           BAYWOOD INTERNATIONAL, INC.
                          AND RECORD OF STOCK TRANSFER



         I hereby exercise my Stock Option(s) granted pursuant to the Stock Option Agreement executed July 30, 1996 by and between Harvey Turner and Baywood International, Inc. (the "Agreement") subject to all the terms and provisions referred to in the Agreement, and notify you of my desire to purchase ________ shares of Common Stock of Baywood International, Inc. (the "Company") which were offered to me pursuant to said Option(s). Enclosed is my check in the sum of $_____________ in full payment for such shares.

         I hereby represent that the _________ shares of the Company's Common Stock to be delivered to me pursuant to the above-mentioned exercise of the Option granted to me on July 30, 1996 are being acquired by me as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. I also represent that I have read and fully understand the Agreement, including without limitation all applicable restrictions on transfer of the shares hereby being acquired and the Company's repurchase rights with respect to such shares. I agree to indemnify the Company and its subsidiaries, together with their respective officers and directors, against any and all liabilities, losses, damages and expenses (including reasonable attorney fees) arising from or in connection with any disposition of the shares hereby being acquired, or any interest therein, in violation of applicable securities laws or regulations. I further represent that I have been given access to all information necessary to allow me to make a decision as to the advisability of an investment in the Company's stock and the value of such stock, and that I have the skill and experience necessary to make such decision.

         DATED:  ______________________________, 19___.



                                  ------------------------------
                                  Harvey Turner



                                  ------------------------------
                                  Signature of Mr. Turner's Spouse

         Receipt is hereby acknowledged of the delivery to me by ___________________ on __________________ of stock certificates for ________
shares of Common Stock purchased by me pursuant to the terms and conditions of the Stock Option Agreement referred to above, which shares were transferred to me on Baywood International, Inc.'s stock record books on ___________________, 19___.



                                  ------------------------------
                                  Harvey Turner